EX-10.3
                           CONSULTING AGREEMENT

                           CONSULTING AGREEMENT

     This Consulting Agreement ("Agreement") is to be begin effective as of the May 30, 2006, by and between 5G Wireless Communications, Inc. with offices located 4136 Del Rey Ave. Marina del Rey, California,
90292 and Jason Meyers ("Consultant"), located at 700 S. Harbour
Island Blvd., Tampa Florida 33602.

     For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

The Parties hereby agree as follows:

1. Appointment of Consultant. - Company hereby appoints Consultant and Consultant hereby agrees to render services to Company as an independent contractor.

2. Duties - Consultant shall provide the Company with the service of professional consulting in the area of:

     (a) Help identify potential opportunities in multi tenant dwellings and the real estate market for our wireless products.

     (b) Assist in identify potential strategic partners to strengthen that can enhance our exposure to key executives in this industry.

3.  Limitations on Consultant

     (a) The consultant shall not in any way represent the company in any negotiations.

     (b) The consultant confirms that this agreement is not in any way to be construed as an agreement to raise capital or to provide IR services.

     (c) The services to be provided by Consultant will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for Client's securities.

4. Term - The term ("Term") of this Consulting Agreement shall be for 4 month.

5. Compensation - WHEREAS the company agrees to compensate the consultant in the form of $50,000 in restricted shares of common shares in advance at a share price value of $0.40 per share.

6. Confidential Information - "Confidential Information" means all confidential and/or proprietary information disclosed or made available by one party to the other, including but not limited to,
(a) business plans, financial reports, financial data, employee data, customer lists, forecasts, strategies, and all other business information; and (b) software or firmware code, semiconductor or printed circuit board layout diagrams, product designs and/or specifications, algorithms, computer programs, mask works, inventions, unpublished patent applications, manufacturing or other technical or scientific know-how, specifications, technical drawings, diagrams, schematics, technology, processes, and any other trade secrets, discoveries, ideas, concepts, know-how, techniques, materials, formulae, compositions, information, data, results, plans, surveys and/or reports of a technical nature or concerning research and development and/or engineering activity. Confidential Information may be that of the disclosing party or of third parties to whom the disclosing party has an obligation to treat the disclosed information as confidential. Confidential Information also includes copies, notes, abstracts and other tangible embodiments made by the receiving party that are based on or contain any of such information, as well as the existence and progress of the Purpose.

     (a) Identification of Confidential Information. Information will be considered to be Confidential Information and protected under this Agreement if it is identified as "confidential" or "proprietary" at the time of disclosure or if the information should reasonably be considered to be confidential or proprietary due to its nature or the context of its disclosure.

     (b) Protection of Confidential Information. The consultant acknowledges that the other party claims that its Confidential
Information is a valuable and unique asset and agrees to the following:

     (A) For a period of 2 years from first disclosure of or access to Confidential Information, the receiving party:
(i) will not disclose the Confidential Information to any third party; (ii) will not disclose the Confidential Information to its employees unless the employees have a need to know the Confidential Information for the Purpose; and (iii) will use the Confidential Information only for the Purpose and will not use it for any third party's benefit. The receiving party will use the same degree of care to protect the Confidential Information from unauthorized use or disclosure as it would use to protect its own information of a similar nature, but in no event with less than reasonable care.

     (B) The receiving party's obligations under this Agreement with respect to particular information do not apply to the extent that: (i) the disclosing party authorizes the receiving party in writing to disclose such information;
(ii) the receiving party knows such information at the time of disclosure by the disclosing party, free of any obligation to keep it confidential, as evidenced by written records; (iii) such information is or becomes generally known in the relevant industry without fault of the receiving party; (iv) the receiving party independently develops such information without access to or use of the Confidential Information, as evidenced by written records;
or (v) the receiving party rightfully obtains such information from a third party who has the right to disclose it without violation of any confidentiality obligations. However, even if certain information is already known, the disclosing party's use of it (including the fact of the party's use and the manner and results of use) may not be and thus would be considered to be Confidential Information.

     (C) Notwithstanding anything herein to the contrary and except as reasonably necessary to comply with any applicable federal and state securities laws, the receiving party (and each employee, representative, or other agent of the receiving party) may disclose to any and all persons, without limitation of any kind, the U.S. federal and state tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to the receiving party relating to such U.S. federal or state tax treatment and tax structure ("Tax Information"). For this purpose, "tax structure" is any fact that may be relevant to understanding the U.S. federal or state tax treatment of the transaction. However, the foregoing shall not be construed to permit disclosure by the receiving party of any information of a technical nature concerning research and development and engineering activity disclosed by the disclosing party, including without limitation, software or firmware code, semiconductor or printed circuit board layout diagrams, product designs or specifications, manufacturing know-how, and patent applications.

     (D) If the receiving party is subject to judicial or governmental proceedings requiring disclosure of particular Confidential Information, or if the receiving party intends to disclose any Tax Information to a third party, then, prior to any such disclosure, the receiving party will provide the disclosing party with reasonable prior notice and will obtain, or provide the disclosing party with an opportunity to obtain, a protective order or confidential treatment of the Confidential Information or Tax Information.

7. Registration - If the Company contemplates making an offering of its common stock (or other equity securities convertible into or exchangeable for common stock) registered for sale under the Securities Act of 1933 or proposes to file a registration statement covering any of its securities other than (i) a registration on Form S-8 or S-4, or any successor or similar forms; and (ii) a shelf registration under Rule 415 for the sole purpose of registering shares, the Company shall use its best efforts to effect the registration of all Registrable Securities which the consultant has requested to register, to the extent requisite to permit the disposition (in accordance with the intended methods of disposition) of the Registrable Securities, by inclusion of such Registrable Securities in the registration statement which covers the securities which the Consultant proposes to register; provided, that if, at any time after giving written notice of its intention to register any Registrable Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason either not to register or to delay registration of such Registrable Securities, the Company may, at its election, give written notice of such determination to the Consultant and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the expenses of registration in connection therewith), and (ii) in the case of a determination to delay registering such Registrable Securities, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities.

8. Indemnification - Company, its agents or assigns hereby agree to indemnify and hold Consultant harmless from and against all losses, claims, damages, liabilities, costs or expenses (including reasonable attorney's fees, collectively the "Liabilities"), joint and several, arising from the performance of this Consulting Agreement, whether or not Consultant is party to such dispute. This indemnity shall not apply, however, and Consultant shall indemnify and hold company, its affiliates, indemnity shall not apply, however, and Consultant shall indemnify and hold Company, its affiliates, control persons, officers, employees and agents harmless from and against all liabilities, where a court of competent jurisdiction has made a final determination that Consultant engaged in gross recklessness and willful misconduct in the performance of its services hereunder, which have rise to the loss, claim, damage, liability, cost or expense sought to be recovered hereunder (but pending any such final determinations, the indemnification and reimbursement provision of this Consulting Agreement shall apply and Company shall perform its obligation hereunder to reimburse Consultant for its expenses).

9. Independent Contractor - Consultant and Company hereby acknowledges that Consultant is an independent contractor. Consultant shall not hold itself out, as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company.

10.  Expense Allowance - Company is not responsible to reimburse
Consultant for all business related expenses incurred by Consultant during the course of his consulting on behalf of the Company.

11. Termination for Cause The Company reserves the right to terminate this agreement, if Consultant willfully breaches or habitually neglects his consulting duties which he is asked to perform under the terms or this agreement, or commits such acts of dishonesty, fraud, misrepresentation or other acts of moral turpitude as would prevent the effective performance of his consulting.

     (a) In the event of termination for cause then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

     (b) Termination by Consultant: Consultant may terminate his obligations under this agreement by giving the Company at least 30 days (30) notice in advance. In the event the consultant terminates this agreement then any balance due under this agreement, other than documented company expenses advanced by consultant, shall become null and void.

     (c)  Mediation:    Any controversy between the parties involving
the construction or application of any terms, provisions, or conditions of this agreement, shall on the written request of either party served on the other, be submitted to mediation before a neutral third party. The parties shall share the cost of mediation jointly.

12. Partial Invalidity - If any part of this agreement shall be determined by a court or mediator to be invalid, the remainder hereof shall be construed as if the invalid portion has been omitted.

13. Waiver - No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver,

14. Law Governing Agreement - This agreement shall be governed by and construed in accordance with the laws of the State of California county of Los Angeles.

15. Miscellaneous - This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supercedes and cancels any prior communications, understandings and agreements between the Parties. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This consulting agreement shall be governed by the laws of the State of California, county of Los Angeles without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

16. Notices - Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the following addresses, or at such other addresses as a Party may designate by ten days advance written to each of the other Parties hereto:

Company:  5G Wireless Communications, Inc.
          4136 Del Rey Ave.
          Marina Del Rey, California, 90292

Consultant:  Jason Meyers
             700 S. Harbour Island Blvd.
             Tampa Florida 33602.

17. Entire Agreement - This agreement supersedes any and all other agreements, either written or oral, between the parties hereto with respect to the services of the Consultant to the Company as it relates to sales and marketing and in no way supersede any other agreements that consultant may have with company pertaining to other matters. All parties to this agreement must sign any modifications to this agreement.

5G Wireless Communications, Inc.       Jason Meyers



By: /s/  Jerry Dix                     /s/  Jason Meyers
Jerry Dix, Chief Executive Officer